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                                                                     EXHIBIT 5
                                                                     ---------

                    [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                August 16, 1995



Hubbell Incorporated
584 Derby Milford Road
Orange, Connecticut  06477-4024

Dear Sirs:

              We have acted as counsel to Hubbell Incorporated, a Connecticut corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, relating to senior debt securities to be issued by the Company (the "Senior Debt Securities"). The Senior Debt Securities will be issued under an Indenture (the "Senior Debt Indenture") between the Company and Chemical Bank, as Trustee (the "Senior Debt Trustee").

              We have examined the Registration Statement and the form of the Senior Debt Indenture. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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SIMPSON THACHER & BARTLETT

Hubbell Incorporated                   2                        August 16, 1995


              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the parties to the Senior Debt Indenture, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of the Senior Debt Securities, the terms of the offering thereof and related matters, and (iv) the Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, we are of the opinion that the Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Debt Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization,

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SIMPSON THACHER & BARTLETT

Hubbell Incorporated                   3                        August 16, 1995


moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York or the federal law of the United States. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Connecticut, we have relied upon the opinion of Richard W. Davies, Esq., General Counsel of the Company, dated the date hereof.

              We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                        Very truly yours,


                                        SIMPSON THACHER & BARTLETT